EXHIBIT 99.1

Seratosa Shareholder Update

Hong Kong., July 23, 2015 Seratosa Inc.. (OTC:STOA) ("Seratosa" or the "Company"), an e-commerce facilitator provides shareholder update on recent events.

Key accomplishments and recent developments are as follows:

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On May 25, 2015, Seratosa, Inc. sold a strategic stake of up to 51% of the company's common shares to a private investor group, Magic Glow Limited (BVI) for up to $750,000. The funds will be utilized by Seratosa to complete its restructuring. The funding provides for up to $750,000 for the Company in the form of restricted shares of the common stock that will be newly issued shares and subject to SEC rule 144.

All shares issued to investors and for the acquisition of TRC are subject to restrictions on transfer unless they are registered or can take advantage of an exemption to registration.

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On May 29, A definitive acquisition agreement was signed between the Company and Technoprenuers Resource Centre Private Limited ("TRC") to acquire TRC in a stock acquisition. The terms of the transaction are $36 million of the Company's shares at a price per share of .005.

TRC had audited revenues in 2014 of SGD15.7 million and net income after tax of SGD3.5 million.

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On June 1, 2015, the Company announced it has signed a definitive Software Licensing Agreement (the "License") with a Ad2 Limited, a company incorporated in the Republic of Seychelles ("Ad2") in order to provide the Company worldwide rights to deploy, utilize, and market the WeChat Backstage Platform (hereinafter "the Technology"). Ad2 owns and/or has rights to certain computer software programs andechnology, useful in creating, managing, and coordinating channels for product sales via Wechat.

WeChat, owned by Tencent, Limited, has over 600 million registered users globally and over 2 million business members.

The Company intends to utilize the WeChat Backstage Platform to market TRC's CreateApp product in the Greater China market.

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On June 6, 2015, the remaining Convertible Note issued to KBM Worldwide, was paid in full including principal, interest and penalties. There are currently zero convertible notes outstanding nor does the Company currently intend to issue any further ones.

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On July 21, 2015, the Company announced that it had appointed Mr. Lionel Choong as Chief Financial Officer of the Company. Mr. Choong has deep experience in corporate finance with an emphasis on restructuring & public company work and serves as Board director with internal designation as vice chairman of the board for Emerson Radio Corp (NYSE: MSN)

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On July 21, 2015, the Company filed a Form 14C Preliminary with the Securities and Exchange Commission notifying of corporate actions including a 1:1000 reverse share split, a name change and a reduction in shares authorized from 10 billion down to 250 million.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:

contact@empirica-sa.com